UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2026

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 221-1768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As previously disclosed in Item 5.07 of the Current Report on Form 8-K filed by PEDEVCO Corp. (the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission (the “Commission”) on November 3, 2025, on October 29, 2025, stockholders of the Company who collectively held more than two-thirds of the combined voting power of the total issued and outstanding shares of Company common stock, executed a written consent in lieu of a special meeting of stockholders of the Company (the “Written Consent”), approving among other things, the grant of discretionary authority to the Company’s Board of Directors (the “Board”) to (A) approve an amendment to the Company’s Certificate of Formation, as amended, to effect a reverse stock split of our issued and outstanding shares of common stock, by a ratio of between one-for-ten to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to October 30, 2026, and (B) determine whether to arrange for the disposition of fractional interests by stockholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholder to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number (the “Stockholder Authority”).

The effectiveness of the Stockholder Authority was subject to the Company filing a definitive information statement on Schedule 14C, which was filed with the Commission on February 2, 2026 (the “Information Statement”) and the mailing of such Information Statement to the Company’s stockholders describing among other things, the majority stockholders’ approval of the Stockholder Authority, which as described in greater detail in the Current Report on Form 8-K filed by the Company with the Commission on March 3, 2026, was mailed to the stockholders of the Company on February 6, 2026, in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, the Stockholder Authority became effective on February 27, 2026, the 21st day following the mailing date of the Information Statement.

Following effectiveness of the Stockholder Authority, the Company’s Board approved an amendment to our Second Amended and Restated Certificate of Formation to effect a reverse stock split of our common stock at a ratio of 1-for-20, and to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s Information Statement under “The Reverse Stock Split Authority”.

On March 10, 2026, we filed a Certificate of Amendment to our Second Amended and Restated Certificate of Formation (the “Certificate of Amendment”) with the Secretary of State of the State of Texas to effect the Reverse Stock Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Pursuant to the Certificate of Amendment, the Reverse Stock Split will be effective on March 13, 2026 at 12:01 a.m. Eastern Time (the “Effective Time”). The shares of the Company’s common stock are expected to begin trading on the NYSE American (“NYSE”) on a post-split basis on March 13, 2026, with a new CUSIP number of 70532Y402. No change was made to the trading symbol for the Company’s shares of common stock, “PED” in connection with the Reverse Stock Split.

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At the Effective Time, every twenty (20) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the number of issued and outstanding shares of common stock is expected to be reduced from approximately 266.0 million shares to approximately 13.3 million shares. The Company’s transfer agent, Equiniti Trust Company LLC (“Equiniti”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split, to the extent applicable.

Because the Certificate of Amendment will not reduce the number of authorized shares of our common stock, the effect of the Reverse Stock Split will be to increase the number of shares of our common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split will not alter the par value of our common stock or modify any voting rights or other terms of our common stock.

No fractional shares will be issued in connection with the Reverse Stock Split, and stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will instead receive cash in lieu of such fractional share, based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the NYSE American.

Each certificate that immediately prior to the Effective Time represented shares of the Company’s common stock (“Old Certificates”) will thereafter represent the number of shares of common stock into which the shares represented by such certificate were combined as a result of the Reverse Stock Split, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, Equiniti will issue all post-split shares in paperless “book-entry” form and, unless otherwise requested by the stockholder, will hold such shares in an account established for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Stockholders holding our common stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plans) were proportionately adjusted by the applicable administrator, using the 1-for-20 ratio, and rounded down to the nearest whole share, effective as of the Effective Time, pursuant to the terms of the Company’s equity compensation plans. In addition, the exercise price for each outstanding stock option was increased in inverse proportion to the 1-for-20 split ratio such that, upon exercise, the aggregate exercise price payable by the optionee to the Company for the shares subject to the option will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities.

Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

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Reason for the Reverse Stock Split

The primary goal of the Reverse Stock Split is to reduce the number of outstanding shares and proportionately increase the per-share trading price, resulting in a more streamlined capital structure following the Company’s recently completed transformative merger with certain portfolio companies controlled by Juniper Capital Advisors, L.P. The Board believes this action may enhance the Company’s capital markets profile, improve the clarity and consistency of per-share metrics, and better position the Company with a broader range of institutional investors, of which there can be no assurance.

Item 8.01. Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-3 (File No. 333-282046) and Form S-8 (File Nos. 333-227566, 333-192002, 333-201098, 333-207529, 333-215349, 333-222335, 333-233525, and 333-259248, 333-282037) on file with the Commission. Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3, or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Accordingly, the information contained in this Item 8.01 of this Current Report on Form 8-K is automatically incorporated by reference into each of the active registration statements listed above, thereby amending them to the extent permitted by the rules of the Commission. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of common stock deemed to be covered by the effective registration statements of the Company described above will be proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Certificate of Formation of PEDEVCO Corp., filed with the Secretary of State of Texas on February 27, 2026*
3.2

Certificate of Amendment to Second Amended and Restated Certificate of Formation, affecting a 1-for-20 Reverse Stock Split of the Outstanding Common Stock, filed with the Secretary of State of Texas on March 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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* Previously filed and reported and included herein solely for ease of reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

Date: March 13, 2026	By:	/s/ J. Douglas Schick
J. Douglas Schick
President and Chief Executive Officer

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